UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under Rule 14a-12

COMSCORE, INC.
(Name of Registrant as Specified In Its Charter)

180 DEGREE CAPITAL CORP. KEVIN M. RENDINO MATTHEW F. MCLAUGHLIN
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

180 Degree Capital Corp., a New York corporation (“180 Degree Capital”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its highly-qualified director nominee at the 2024 annual meeting of stockholders (the “Annual Meeting”) of comScore, Inc., a Delaware corporation (the “Company”).

On January 29, 2024, 180 Degree Capital filed its Amendment No. 7 to the Schedule 13D (the “Amendment No. 5”) with respect to the Company, announcing that on January 25, 2024, 180 Degree Capital delivered a formal letter to the Issuer notifying the Company of (i) its intent to present a proposal requesting that the Company’s Board of Directors (the “Board”) take all necessary steps to declassify its Board so that directors are elected on an annual basis starting at the Company’s 2025 annual meeting of stockholders, and (ii) its nomination of Matthew F. McLaughlin (the “Nominee”) for election to the Board at the Company’s Annual Meeting. The full text of the Amendment No. 5 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Also on January 29, 2024, 180 Degree Capital issued a press release (the “Press Release”), which announced that 180 Degree Capital had nominated the Nominee for election to the Board at the Annual Meeting. Furthermore, 180 Degree Capital reiterated the need for a new member on the Board to bring a fresh perspective. The full text of the Press Release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

180 Degree Capital Corp., a New York Corporation (“180 Degree Capital”), intends to file a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of a highly-qualified director nominee at the 2024 annual meeting of stockholders of comScore, Inc., a Delaware corporation (the “Company”).

180 DEGREE CAPITAL STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be 180 Degree Capital, Kevin M. Rendino and certain other of 180 Degree Capital's senior management, and Matthew F. McLaughlin.

As of the date hereof, 180 Degree Capital beneficially owns an aggregate of 340,366 shares of Common Stock, $0.001 par value per share, of the Company (the “Common Stock”), which includes 12,108 shares of Common Stock held in a separately managed account for which 180 Degree Capital serves as the investment manager. As of the date hereof, Mr. McLaughlin directly beneficially owns 100,000 shares of Common Stock. As of the date hereof, Mr. Rendino directly beneficially owns 20,000 shares of Common Stock.